Blackbaud, Inc. 8-K

Exhibit 99.1

PRESS RELEASE

Blackbaud Announces New Credit Facility with an Extended Term

Charleston, S.C. (June 5, 2017) – Blackbaud (NASDAQ: BLKB), the world’s leading cloud software company powering social good, today announced that it entered into a new credit facility on June 2 in the aggregate amount of $700 million, including a $300 million senior secured term loan and a $400 million senior secured revolving credit facility with capacity to incrementally expand the facility by an additional $200 million or a greater amount determined by a pro forma net leverage ratio test, subject to certain terms and conditions. Blackbaud borrowed $300 million under the term loan and $110 million under the revolving loan, which was used to repay in full Blackbaud’s indebtedness under its existing credit facility, pay certain fees and expenses that were incurred in connection with the new credit facility and for other general corporate purposes. The new credit facility, which matures on June 2, 2022, replaces the existing credit facility entered into in 2014.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Wells Fargo Securities, LLC and Regions Capital Markets, a division of Regions Bank, acted as Joint Lead Arrangers and Joint Bookrunners on the financing.

“Our success in executing the strategy we laid out in 2014 caused us to ‘outgrow’ the existing credit facility as our free cash flow will have increased by 32 percent from 2014 through 2017, despite having become a full cash tax payer during this period,” said Tony Boor, Blackbaud’s executive vice president and chief financial officer. “The credit markets remain strong for companies with solid financial performance and we took advantage of this market as our existing credit facility would have expired within two years. We’ve entered into a facility that is designed to grow with our business and offers us greater flexibility as we pursue our long term aspirational goals.”

“The new facility provides Blackbaud with lower capital costs, an extended maturity and increased borrowing capacity for continued execution against our strategic priorities,” said Mike Gianoni, Blackbaud president and CEO. “It also gives us the operational and financial flexibility needed for delivering on our commitment to bring customers unmatched, forward-looking innovation as we grow, expand our total addressable market and invest in our business in accordance with our four-prong strategic plan.”

About Blackbaud

Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, corporations, education institutions, and individual change agents—Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and relationship management, digital marketing, advocacy, accounting, payments, analytics, school management, grant management, corporate social responsibility, and volunteerism. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact Mark Furlong Director, Investor Relations 843-654-2097 Mark.furlong@blackbaud.com	Media Contact Nicole McGougan Public Relations 843-654-3307 media@blackbaud.com

PRESS RELEASE

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; defects or delays in our cloud-based solutions and hosting services; continued success in sales growth; risks related to data security and data privacy; restrictions in our credit facility that may limit our activities, including dividend payments, share repurchases and acquisitions; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.